UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2015

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
TriMas Corporation (the “Company”) previously disclosed on March 24, 2015 that Thomas M. Benson, president of Cequent Performance Products, would retire from the Company effective April 28, 2015.
In connection with Mr. Benson's retirement, on April 29, 2015, the Company and Mr. Benson entered into an agreement pursuant to which the Company agreed to pay Mr. Benson $50,000 in exchange for a release of any actual or potential claims against the Company. On May 1, 2015, the Company and an entity owned by Mr. Benson (the “Consultant”) entered into a consulting agreement with an initial term expiring on December 31, 2015, which term may be extended upon the mutual agreement of the Company and the Consultant. Under the terms of the consulting agreement, the Consultant will be entitled to receive an initial payment of $100,000, a monthly consulting fee of $15,000 and a bonus of $150,000 payable after the completion of the initial term.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: May 5, 2015	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Vice President, General Counsel and Secretary